Exhibit 3


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nataliya Hearn, Gerald Enloe and Jim Morin his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Name                               Title                               Date
--------------------------------    -------------------------------    -------------------------------

      /s/ Nataliya Hearn            President, Chief Executive                 July 15, 2005
      -------------------           Officer and Director
        Nataliya Hearn

      /s/ Gerald Enloe              Director                                   July 15, 2005
      -------------------
         Gerald Enloe

      /s/  Jim Morin                Secretary and  Director                    July 15, 2005
      -------------------
           Jim Morin